EXHIBIT 10.1

                            SHARE EXCHANGE AGREEMENT
                            ------------------------


     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of December 15, 2004, by and between WALDROP ENTERPRISES, INC., a California corporation ("WEI"), VISION DIRECT SERVICES, INC., a Nevada corporation ("VDSI"), COLLEGE PARTNERSHIP, INC., a Nevada corporation ("CP"), WILLIAM H. WALDROP, an individual ("Waldrop"), J. WADE MEZEY, an individual ("Mezey"), and LINDA M. BERESTYNSKI ("Berestynski")(with Waldrop, Mezey and Berestynski collectively, jointly and severally referred to herein as the "Exchangers").

                                    RECITALS

     WHEREAS, CP desires to acquire 100% of the issued and outstanding shares of common stock of WEI (the "Shares"), who wholly owns subsidiary corporation, VDSI and who shall own, on or about January 4, 2005, 39.9% of the issued and outstanding shares of common stock of Vision Direct Publishing, Inc., a California corporation ("VDPI");

     WHEREAS, the Shares are owned by Waldrop (who holds 176,000 shares of WEI's issued and outstanding Common Stock), Mezey (who holds 22,220 shares of WEI's issued and outstanding Common Stock), and Berestynski (who holds 21,780 shares of WEI's issued and outstanding Common Stock);

     WHEREAS, the Exchangers desire to exchange title and ownership of the Shares to CP in exchange for 2,200,000 shares of CP's Series B Preferred as more specifically set forth herein.

                                    AGREEMENT

     NOW, WHEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   AGREEMENT TO EXCHANGE SHARES.

     1.1 General Exchange Terms. At Closing (as hereinafter defined), Exchangers shall convey and transfer to CP all of their right, title and interest in and to the Shares, free and clear of any and all encumbrances, in exchange for CP conveying and transferring to Exchangers 2,200,000 shares of Series B Cumulative Convertible Preferred Stock of CP (the "Series B Preferred"). The Series B Preferred shall have the rights and preferences as set forth in the draft Certificate of Designation Establishing the Series B Cumulative Convertible Redeemable Preferred Stock of College Partnership, Inc. (the "Series B Designation") that is attached hereto as Schedule 1.1, and made a part hereof by this reference. Notwithstanding anything to the contrary set forth herein, closing hereunder is specifically contingent upon the Board of Directors of CP having approved the Series B Designation on or prior to the closing date.

     1.2 Exchange Rate. At Closing (as hereinafter defined), CP shall issue 10 shares of Series B Preferred of CP for each 1 share of WEI Common Stock. At Closing, Shares shall be issued, conveyed, transferred, and exchanged as follows: (a) 1,760,000 shares of CP Series B Preferred shall be issued by CP to

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Waldrop, and Waldrop shall convey 176,000 shares of WEI Common Stock to CP; (b)
222,200 shares of CP Series B Preferred shall be issued by CP to Mezey, and Mezey shall convey 22,220 shares of WEI Common Stock to CP; (c) 217,800 shares of CP Series B Preferred shall be issued by CP to Berestynski, and Berestynski shall convey 21,780 shares of WEI Common Stock to CP. All shares of WEI Common Stock and CP Series B Preferred to be issued, conveyed, transferred and exchanged shall be fully issued and authorized, free and clear of any and all liens and encumbrances.

     1.3 Tax Treatment. The parties intend that the Exchange will be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     1.4 Series B Preferred Stock - Special Rights of Exchangers. In the event that CP fails to pay any of the Exchangers dividends on their Series B Preferred for six consecutive months, the Exchangers may demand in writing that CP issue to them restricted Rule 144 CP Common Stock for the unpaid dividends. In such event, CP will issue to any unpaid Exchanger that number of shares of restricted Rule 144 CP common stock equal to: a) the amount of dividends owed divided by b) the product of i) the average closing price for the CP Common Stock during the last thirty (30) trading days before the demand by the Exchangers for the issuance of such stock ii) multiplied times 0.75; and c) if at the time of such issuance of shares the CP Common Stock is not publicly traded, in addition to the issuance of shares in exchange for unpaid dividends, the dividend rate on the Series B Preferred Stock will be increased to 10% per annum to cumulate from the date of the issuance of such new shares of CP Common Stock in exchange for unpaid dividends during the most recent default period until the date that the CP Common Stock is again publicly traded.

2.   CLOSING, DELIVERY AND PAYMENT.

     2.1 Closing. The initial closing of the exchange of shares hereunder this Agreement (the "Closing") shall take place at 9:00 a.m. Mountain Daylight Time, January 5, 2005, at the offices of Burg, Simpson, Eldredge, Hersh & Jardine, P.C., 40 Inverness Drive East, Englewood, Colorado 80112 or at such other time or place as CP and Exchangers may mutually agree (such date is hereinafter referred to as the "Closing Date" or as the "Closing").

     2.2 Delivery. At the Closing, subject to the conditions hereof, CP will deliver to the Exchangers certificates representing the number of shares of CP Series B Preferred to be issued, and the Exchangers shall deliver fully executed and endorsed original shares certificates for the number of shares of WEI Common Stock to be conveyed, transferred and exchanged, as set forth above in Section 1.2.

3.   REPRESENTATIONS AND WARRANTIES OF CP.

          CP hereby represents and warrants to the Exchangers as of the date of this Agreement and as of the Date of Closing as set forth below:

     3.1 Organization, Good Standing and Qualification. CP is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. CP has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and

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sell the shares of CP Series B Preferred to be issued hereunder, to carry out the provisions of this Agreement and any related agreements hereto, and to carry on its business as presently conducted. CP is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on CP or its business.

     3.2 Capitalization; Voting Rights.

          (a) The authorized capital stock of the CP, as of November 2, 2004, consists of (i) 40,000,000 shares of Common Stock, par value $0.001 per share, 28,185,573 shares of which are issued and outstanding, and (ii) 200,000 shares of Series A Preferred Stock, par value $0.001 per share, 200,000 shares of which are issued and outstanding, (iii) will as of Closing consist of, contingent upon approved designation by CP's Board of Directors of 2,200,000 shares of CP Series B Preferred, par value $0.001 per share, 2,200,000 shares of which will be issued and outstanding after Closing, and (iv) 7,600,000 shares of authorized but undesignated shares of Preferred Stock, none of which shares are issued or outstanding.

          (b) Under CP's Stock Option Plan (the "Plan"), (i) 3,000,000 shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase approximately 3,000,000 shares have been granted and are currently outstanding, and (iii) CP anticipates requesting at the next annual meeting of its Board of Directors on or about December 16, 2004 that an additional 1,500,000 shares of Common Stock be contributed and made available for future issuance to officers, directors, employees and consultants of the CP pursuant to the Plan. In addition, CP had outstanding as of July 31, 2004 1,604,730 in stock options outside the Plan to officers and employees that were granted prior to the adoption of the Plan, and 580,000 warrants for the purchase of Common Stock of CP.

          (c) Other than as above-described in sub-paragraph 3.3(b), and except as may be granted pursuant to this Agreement and any related agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from CP of any of its securities.

          (d) All issued and outstanding shares of CP's Common Stock and Series A Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (e) When issued in compliance with the provisions of this Agreement, the shares of CP Series B Preferred to be issued to Exchangers hereunder will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Exchangers pursuant to this Agreement or any related agreement hereto.

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     3.3 Authorization; Binding Obligations. All corporate action on the part of
CP, its officers, directors and stockholders necessary for the authorization of this Agreement and any related agreements hereto, the performance of all obligations of CP hereunder and thereunder at the Closing and the authorization, issuance and delivery of the CP Series B Preferred pursuant hereto has been taken or will be taken prior to the Closing. The Agreement and any related agreements hereto, when executed and delivered, will be valid and binding obligations of CP enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The issuance of the CP Series B Preferred are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     3.4 Financial Statements. CP has made available to the Exchangers (a) its draft balance sheet as of July 31, 2004 and statement of income and cash flows for the fiscal year ending July 31, 2004 (the "CP Statement Date"), (b) its 10K filing with the SEC dated July 31, 2003 for the fiscal year ended July 31, 2003,
(c) its 10Q filing with the SEC dated April 30, 2004, (d) its 10K filing with the SEC dated July 31, 2004 for the fiscal year ended July 31, 2004 (collectively, the "CP Financial Statements"), copies of which are attached hereto as Schedule 3.4. The CP Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of CP as of the CP Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

     3.5 Liabilities. CP has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except liabilities incurred in the ordinary course of business and as are set forth in the CP Financial Statements.

     3.6 Agreements; Action.

          (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which CP is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, CP in excess of $10,000 (other than obligations of, or payments to, CP arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from CP (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of CP's products or services, or (iv) indemnification by CP with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

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          (b) CP has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the CP Financial Statements) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities CP has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (d) Except as contemplated by this Agreement and the transactions contemplated hereby, CP has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of CP with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of CP, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of CP is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of CP.

     3.7 Obligations to Related Parties. There are no obligations of CP to officers, directors, stockholders, or employees of CP other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of CP, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of
CP), and (d) via license agreement from, CP to National College Recruiting Association ("NCRA") (which entity is majority owned, directly or indirectly by John Grace and Janice Jones, officers of CP), CP pays NCRA certain periodic royalties for the use of NCRA sports industry marketing tools and materials. None of the officers, directors or, to the best of CP's knowledge, key employees or stockholders of CP or any members of their immediate families, are indebted to CP or have any direct or indirect ownership interest in any firm or corporation with which CP is affiliated or with which CP has a business relationship. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with CP (other than such contracts as relate to any such person's ownership of capital stock or other securities of CP). Except as may be disclosed in the CP Financial Statements, CP is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.8 Changes. Since the CP Statement Date, there has not been to CP's knowledge:

          (a) Any change in the assets, liabilities, financial condition, prospects or operations of CP from that reflected in the CP Financial Statements, other than changes in the ordinary course of business; CP expects to report operating losses in the first and second fiscal quarters of its fiscal year 2005 and makes no representations or warranties as to the expected operating financial results for the third fiscal quarter of year 2005 or thereafter;

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          (b) Any resignation or termination of any officer, key employee or group of employees of CP; and CP, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

          (c) Any material change, except in the ordinary course of business, in the contingent obligations of CP by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of CP;

          (e) Any waiver by CP of a valuable right or of a material debt owed to it;

          (f) Any direct or indirect loans made by CP to any stockholder, employee, officer or director of CP, other than advances made in the ordinary course of business;

          (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (h) Any declaration or payment of any dividend or other distribution of the assets of CP;

          (i) Any debt, obligation or liability incurred, assumed or guaranteed by CP, except for current liabilities incurred in the ordinary course of business;

          (j) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of CP;

          (k) Any change in any material agreement to which CP is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of CP;

          (l) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of CP; or

          (m) Any arrangement or commitment by CP to do any of the acts described in subsection (a) through (m) above.

     3.9 Title to Properties and Assets; Liens, Etc. CP has good and valid title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the CP Financial Statements, and has a valid leasehold interest in its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and

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encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of CP, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by CP are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. CP is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.10 Intellectual Property.

          (a) CP owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchise rights, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is CP bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchise rights, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Notwithstanding such representations, CP discloses that it utilizes the Gallop operating system to manage its transactions with customers, that said system is not owned by CP and its use is licensed by CP from Gallop, that CP has a patent pending for an updated operating system and database management system, and that CP has filed for a copyright on same with the United States Copyright Office.

          (b) CP has not received any communications alleging that CP has violated or, by conducting its business as presently conducted, would violate any of the patents, trademarks, service marks, trade names, franchise rights, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is CP aware of any basis therefor.

          (c) CP is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to CP or that would conflict with CP's business as presently proposed to be conducted. No former or current employee, officer or consultant of CP has excluded works or inventions made prior to his or her employment with CP from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. CP does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by CP, except for inventions, trade secrets or proprietary information that have been assigned to CP.

     3.11 Compliance with Other Instruments. CP is not in violation or default of any term of its Articles of Incorporation, as amended to date (the "Charter"), or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ other than any such violation that would not have a material adverse effect on CP, other than any alleged violation that

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is the subject of litigation as more specifically set forth in Schedule 3.12 and other than the alleged default by Duncan Capital that CP has failed to register certain of CP's shares of common stock for Duncan Capital and owes Duncan
Capital certain contractual penalties for same. The execution, delivery, and performance of and compliance with this Agreement and any related agreements, and the issuance and exchange of shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of CP or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to CP, its business or operations or any of its assets or properties. CP has avoided every condition, and has not performed any act, the occurrence of which would result in CP's loss of any right granted under any license, franchise agreement, distribution agreement or other agreement required to be disclosed hereunder.

     3.12 Litigation. There is no action, suit, proceeding or investigation pending or, to CP's knowledge, currently threatened against CP, including, without limitation, any such action, suit, proceeding or investigation that questions the validity of this Agreement or any related agreement hereto or the right of CP to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of CP, financially or otherwise, or any change in the current equity ownership of CP, nor is CP aware that there is any basis for any of the foregoing, except as set forth an
Schedule 3.12 attached hereto and made a part hereof by this reference. The foregoing includes, without limitation, actions pending or, to CP's knowledge, threatened or any basis therefore known by CP involving the prior employment of any of CP's employees, their use in connection with CP's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. CP is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by CP currently pending or which the CP intends to initiate, except as set forth an Schedule 3.12 attached hereto and made a part hereof by this reference.

     3.13 Tax Returns and Payments. CP has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to CP's knowledge all other taxes due and payable by CP on or before the Closing, have been paid or will be paid prior to the time they become delinquent. CP has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. CP has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     3.14 Employees. CP has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to CP's knowledge, threatened with respect to CP. CP is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, except as set forth an Schedule 3.14 attached hereto and made a part hereof by this reference. To CP's knowledge, no employee of CP, nor any consultant with whom CP has contracted, is in violation of any term of any employment contract, proprietary information agreement or any

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other agreement relating to the right of any such individual to be employed by, or to contract with, CP because of the nature of the business to be conducted by CP; and to CP's knowledge the continued employment by CP of its present employees, and the performance of CP's contracts with its independent contractors, will not result in any such violation. CP has not received any notice alleging that any such violation has occurred. No employee of CP has been granted the right to continued employment by CP or to any material compensation following termination of employment with CP, except as set forth an Schedule
3.14 attached hereto and made a part hereof by this reference. CP is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with CP, nor does CP have a present intention to terminate the employment of any officer, key employee or group of employees.

     3.15 Obligations of Management. Each officer and key employee of CP is currently devoting substantially all of his or her business time to the conduct of the business of CP. CP is not aware that any officer or key employee of CP is planning to work less than full time at CP in the future. No officer or key employee is currently working or, to CP's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

     3.16 Compliance with Laws; Permits. CP is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of CP. Without limiting the foregoing, CP and its predecessors have been at all times in compliance with applicable state, federal and foreign franchise laws, rules and regulations. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance and exchange of any shares hereunder, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. CP has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of CP and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted in the future.

     3.17 Offering Valid. Assuming the accuracy of the representations and warranties of the Exchangers contained in Section 4.2 hereof, the exchange and issuance of shares hereunder will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither CP nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the shares being exchanged hereunder to any person or persons so as to bring the exchange of such shares by CP within the registration provisions of the Securities Act or any state securities laws.

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     3.18 Full Disclosure. CP has provided the Exchangers with all information requested by the Exchangers in connection with its decision to exchange shares hereunder, including all information CP believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits or schedules hereto, nor any related agreement hereto contain any untrue statement of a material fact nor, to CP's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     3.19 Minute Books. The minute books of the CP made available to the Exchangers contain an accurate and complete summary of all meetings of directors and stockholders since the time of incorporation.

     3.20 Insurance. CP has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to CP.

     3.21 Waldrop/Mezey Employment Agreements. CP, Waldrop, Mezey and Berestynski will enter into new employment agreements in the form attached hereto as Schedule 3.21, and incorporated herein by this reference.

     3.22 WEI Employee Retention. CP shall retain any person currently employed by WEI or its subsidiaries, as long as such person is performing adequately and consistent with their past duties, responsibilities and standards of care applicable to them prior to the share exchange taking place hereunder, for the initial 90 days after Closing. Such retention shall apply to independent contractors who devote substantially all of their time to the business of WEI or its subsidiaries.

4.   REPRESENTATIONS AND WARRANTIES OF WEI AND THE EXCHANGERS.

          Except as set forth on any schedules attached hereto, WEI, VDSI, and the Exchangers hereby represent and warrant to CP as of the date of this Agreement and as of the Date of Closing as set forth below:

     4.1 Organization, Good Standing and Qualification. (a) WEI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. WEI and Exchangers have all requisite corporate and personal power and authority to own and operate WEI's properties and assets and the Shares, to execute and deliver this Agreement, to exchange and transfer the Shares as set forth hereunder, to carry out the provisions of this Agreement and any related agreements hereto, and to carry on their business as presently conducted. WEI is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on WEI or its business. (b) VDSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. VDSI has all requisite corporate and personal power and authority to own and operate VDSI's properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement and any related agreements hereto, and to carry on their business as presently conducted. VDSI is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on VDSI or its business. (a) VDPI is a corporation duly organized, validly existing and in good standing under the laws of the State of California. VDPI has all requisite corporate and personal power and authority to own and operate VDPI's properties and assets, to carry out the provisions of this Agreement and any related agreements hereto, and to carry on their business as presently conducted. VDPI is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on VDPI or its business.

     4.2 Subsidiaries. WEI does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity, other than its 100% ownership interest in its subsidiary VDSI and a 39.9% ownership interest in VDPI, WEI is not a participant in any joint venture, partnership or similar arrangement.

     4.3 Capitalization; Voting Rights.

          (a) The authorized capital stock of WEI, immediately prior to the Closing, consists of 1,000,000 shares of Common Stock, no par value per share, 220,000 shares of which are issued and outstanding.

          (b) The authorized capital stock of VDPI, immediately prior to the Closing, consists of 10,000,000 shares of Common Stock, no par value per share, 1,000,000 shares of which are issued and outstanding (399,000 of which are owned by WEI and 601,000 of which are owned by Netword Publishing, Inc., a California corporation ("Netword"))

          (c) The authorized capital stock of VDSI, immediately prior to the Closing, consists of 75,000,000 shares of Common Stock, $0.001 par value per share, 1,000,000 shares of which are issued and outstanding, all of which issued and outstanding shares are owned by WEI.

          (d) WEI, VDPI, and VDSI do not have a stock option plan, ESOP or any other type of plan or agreement whereby options, warrants or other rights are periodically or systematically granted to employees or any other group of individuals or entities in or to WEI's, VDPI's or VDSI's common stock or other equity instruments.

          (e) Other than as above-described in sub-paragraphs 4.3(a) thru 4.3(c), and except as may be granted pursuant to this Agreement and any related agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from WEI, VDSI or VDPI of any of their securities.

          (f) All issued and outstanding shares of the WEI's, VDPI's and VDSI's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (g) When exchanged and transferred in compliance with the provisions of this Agreement, the Shares to be transferred to CP hereunder will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon CP pursuant to this Agreement or any related agreement hereto.

     4.4 Authorization; Binding Obligations. All corporate action on the part of WEI, VDPI and VDSI, and their respective officers, directors and stockholders, and all personal action on the part of the Exchangers, necessary for the authorization of this Agreement and any related agreements hereto, the performance of all obligations of WEI, VDPI and VDSI, and Exchangers hereunder and thereunder at the Closing and the authorization, exchange, transfer and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing. The Agreement and any related agreements hereto, when executed and delivered, will be valid and binding obligations of WEI and Exchangers enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The exchange of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     4.5 Financial Statements. WEI and Exchangers have made (or will prior to closing make) available to CP (a) WEI's consolidated audited balance sheet as of July 31, 2003 and July 31, 2004 and consolidated audited statement of income and cash flows for the periods ending July 31, 2003 and July 31, 2004, and (b) its unaudited consolidated balance sheet as of October 31, 2004 (the "WEI Statement Date") and unaudited consolidated statement of income and cash flows for the 3 month period then ending on the WEI Statement Date (collectively, the "WEI Financial Statements"), copies of which are attached hereto as Schedule 4.5. The WEI Financial Statements, together with the notes thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of WEI, VDSI and VDPI as of October 31, 2004 and the WEI Statement Date; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.

     4.6 Liabilities. WEI, VDPI and VDSI have no material liabilities and, to the best of their knowledge, and know of no material contingent liabilities, except liabilities incurred in the ordinary course of business, except as are set forth in the WEI Financial Statements.

     4.7 Agreements; Action.

          (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which WEI, VDPI, VDSI, or Exchangers are a party or to its knowledge by which they are bound which may involve (i) obligations (contingent or otherwise) of, or payments to, WEI, VDPI or VDSI in excess of $10,000 (other than obligations of, or payments to, WEI, VDPI or VDSI arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from WEI, VDPI or VDSI (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of WEI's, VDPI's or VDSI's products or services, or (iv) indemnification by WEI, VDPI or VDSI with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business), except for the Netword Section 351 Tax-Free Exchange Agreement dated November 1, 2004, Exclusive Licensing Agreement to be dated January 1, 2005, Shareholders Agreement (for ownership of shares in VDPI) to be dated January 1, 2005, Stock Purchase Agreement (for ownership of shares by WEI in VDPI) to be dated January 1, 2005, and various exhibits and attachments to such agreements (jointly and collectively referred to herein as the "Netword Agreements"), fully executed copies of which are, or unexecuted copies of which will be executed before Closing hereunder in the form of those that are, attached hereto as
Schedule 4.7(a) and made a part hereof by this reference.

          (b) WEI, VDPI and VDSI have not, except as specifically set forth in the Netword Agreements, (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the WEI Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities WEI has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (d) Except as contemplated by this Agreement and the transactions contemplated hereby, WEI, VDPI, VDSI, and Exchangers have not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of WEI, VDPI or VDSI with or into any such corporation or corporations or regarding the sale, conveyance or other transfer or exchange of the Shares, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of WEI, VDPI or VDSI, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of WEI, VDPI or VDSI is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of WEI, VDPI or VDSI.

     4.8 Obligations to Related Parties. There are no obligations of WEI, VDPI or VDSI to officers, directors, stockholders, or employees of WEI, VDSI or VDPI (that will not be terminated prior to Closing) except those already disclosed in
Note 5 of the Auditor's report and in the Publishing Agreement between WEI and Canyon Management Consulting other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of WEI,

VDPI or VDSI, (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of WEI, VDPI or VDSI), and (d) the employment agreements of certain of WEI's, VDSI's and VDPI's employees attached hereto as Schedule 4.8 and made a part hereof by this reference. None of the officers, directors or, to the best of WEI's, VDPI's or VDSI's knowledge, key employees or stockholders of WEI, VDPI or VDSI or any members of their immediate families, are indebted to WEI, VDPI or VDSI or have any direct or indirect ownership interest in any firm or corporation with which WEI, VDPI or VDSI is affiliated or with which WEI, VDPI or VDSI has a business relationship. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with WEI, VDPI or VDSI other than as set forth in Schedule 4.8 attached hereto. Except as may be disclosed in the WEI Financial Statements, WEI, VDPI and VDSI are not guarantors or indemnitors of any indebtedness of any other person, firm or corporation.

     4.9 Changes. Since the WEI Statement Date and except as set forth in the Netword Agreements, there has not been to WEI's, VDPI's, VDSI's or Exchangers' knowledge:

          (a) Any change in the assets, liabilities, financial condition, prospects or operations of WEI, VDPI or VDSI from that reflected in the WEI Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of WEI, VDPI or VDSI;

          (b) Any resignation or termination of any officer, key employee or group of employees of WEI, VDPI or VDSI; and WEI, VDPI, VDSI, WEI and Exchangers, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

          (c) Any material change, except in the ordinary course of business, in the contingent obligations of WEI, VDPI or VDSI by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of WEI, VDPI or VDSI;

          (e) Any waiver by WEI, VDPI or VDSI of a valuable right or of a material debt owed to it;

          (f) Any direct or indirect loans made by WEI, VDPI or VDSI to any stockholder, employee, officer or director of WEI, VDPI or VDSI, other than advances made in the ordinary course of business;

          (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (h) Any declaration or payment of any dividend or other distribution of the assets of WEI, VDPI or VDSI;

          (i) Any labor organization activity related to WEI, VDPI or VDSI;

          (j) Any debt, obligation or liability incurred, assumed or guaranteed by WEI, VDPI or VDSI, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

          (k) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of WEI, VDPI or VDSI;

          (l) Any change in any material agreement to which WEI, VDPI or VDSI is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of WEI, VDPI or VDSI;

          (m) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of WEI, VDPI or VDSI; or

          (n) Any arrangement or commitment by WEI, VDPI or VDSI to do any of the acts described in subsection (a) through (m) above.

     4.10 Title to Properties and Assets; Liens, Etc. WEI, VDPI and VDSI have good and valid title to their properties and assets, including the properties and assets reflected in the most recent balance sheet included in the WEI Financial Statements, and have a valid leasehold interest in its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of WEI, VDPI or VDSI, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by WEI, VDPI or VDSI are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. WEI, VDPI and VDSI are in compliance with all material terms of each lease and other contract to which it is a party or is otherwise bound.

     4.11 Intellectual Property.

          (a) WEI, VDPI and VDSI own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchise rights, information, contract rights, publishing rights and agreements, and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights (other than the Netword agreements as set forth in Schedule 4.7(a) attached hereto), nor is WEI, VDPI or VDSI bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, franchise rights, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

          (b) WEI, VDPI and VDSI have not received any communications alleging that WEI, VDPI or VDSI has violated or, by conducting its business as presently conducted, would violate any of the patents, trademarks, service marks, trade names, franchise rights, copyrights or trade secrets or other proprietary rights of any other person or entity, nor are WEI, VDPI, VDSI or Exchangers aware of any basis therefor.

          (c) WEI, VDPI, VDSI and Exchangers are not aware that any of WEI's, VDSI's or VDPI's employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to WEI, VDPI or VDSI or that would conflict with WEI's, VDPI's, VDSI's or CP's businesses as presently proposed to be conducted. No former or current employee, officer or consultant of WEI, VDPI or VDSI has excluded works or inventions made prior to his or her employment with WEI, VDPI or VDSI from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. WEI, VDPI, VDSI and Exchangers do not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of WEI's, VDPI's or VDSI's employees made prior to their employment by WEI, VDPI or VDSI, except for inventions, trade secrets or proprietary information that have been assigned to WEI, VDPI or VDSI.

     4.12 Compliance with Other Instruments. WEI, VDPI and VDSI are not in violation or default of any term of its Articles of Incorporation, as amended to date (the "Charter"), or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ other than any such violation that would not have a material adverse effect on WEI, VDPI or VDSI. The execution, delivery, and performance of and compliance with this Agreement and any related agreements, and the issuance and exchange of shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of WEI, VDPI or VDSI or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to WEI, VDPI or VDSI, their respective businesses or operations or any of their respective assets or properties. WEI, VDPI and VDSI have avoided every condition, and has not performed any act, the occurrence of which would result in WEI's, VDPI's or VDSI's loss of any right granted under any license, franchise agreement, distribution agreement or other agreement required to be disclosed hereunder.

     4.13 Litigation. There is no action, suit, proceeding or investigation pending or, to WEI's, VDPI's, VDSI's or Exchangers' knowledge, currently threatened against WEI, VDPI or VDSI, including, without limitation, any such action, suit, proceeding or investigation that questions the validity of this Agreement or any related agreement hereto or the right of WEI, VDPI, VDSI or Exchangers to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of WEI, VDPI or

VDSI, financially or otherwise, or any change in the current equity ownership of WEI, VDPI or VDSI, nor are WEI, VDPI, VDSI or Exchangers aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to WEI's, VDPI's, VDSI's or Exchangers' knowledge, threatened or any basis therefor known by WEI, VDPI, VDSI or Exchangers involving the prior employment of any of WEI's, VDPI's or VDSI's employees, their use in connection with WEI's, VDPI's or VDSI's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. WEI, VDPI and VDSI are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by WEI, VDPI, VDSI or Exchangers currently pending or which the WEI, VDPI, VDSI or Exchangers intends to initiate.

     4.14 Tax Returns and Payments. WEI, VDPI, VDSI and Exchangers have timely filed all tax returns (federal, state and local) required to be filed by them. All taxes shown to be due and payable on such returns, any assessments imposed, and to WEI's, VDPI's, VDSI's and Exchangers' knowledge all other taxes due and payable by WEI, VDPI, VDSI or Exchangers on or before the Closing, have been paid or will be paid prior to the time they become delinquent. WEI, VDPI, VDSI and Exchangers have not been advised (a) that any of their returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to their federal, state or other taxes. WEI, VDPI, VDSI and Exchangers have no knowledge of any liability of any tax to be imposed upon their properties or assets as of the date of this Agreement that are not adequately provided for.

     4.15 Employees. WEI, VDPI and VDSI have no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to WEI's, VDPI's, VDSI's or Exchangers' knowledge, threatened with respect to WEI, VDPI or VDSI. WEI, VDPI and VDSI are not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, except as set forth an Schedule 4.8 attached hereto and made a part hereof by this reference. To WEI's, VDPI's, VDSI's and Exchangers' knowledge, no employee of WEI, VDPI, or VDSI, nor any consultant with whom WEI, VDPI or VDSI has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, WEI, VDPI or VDSI because of the nature of the business to be conducted by WEI, VDPI or VDSI; and to WEI's, VDPI's and VDSI's and Exchangers' knowledge the continued employment by WEI of its present employees, and the performance of WEI's, VDPI's and VDSI's contracts with its independent contractors, will not result in any such violation. WEI, VDPI and VDSI have not received any notice alleging that any such violation has occurred. No employee of WEI, VDPI or VDSI has been granted the right to continued employment by WEI, VDPI or VDSI or to any material compensation following termination of employment with WEI, VDPI or VDSI, except as set forth an Schedule 4.8 attached hereto and made a part hereof by this reference. WEI, VDPI, VDSI and Exchangers are not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with WEI, VDPI or VDSI, nor are WEI, VDPI, VDSI or Exchangers aware of WEI, VDPI or VDSI having a present intention to terminate the employment of any officer, key employee or group of employees.

     4.16 Obligations of Management. Each officer and key employee of WEI, VDPI and VDSI are currently devoting substantially all of his or her business time to the conduct of the business of WEI, VDPI or VDSI. WEI, VDPI, VDSI and Exchangers are not aware that any officer or key employee of WEI, VDPI or VDSI is planning to work less than full time at WEI, VDPI or VDSI in the future. No officer or key employee is currently working or, to WEI's, VDPI's, VDSI's or Exchangers' knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise. Notwithstanding the prior representations, WEI discloses and agrees that Pam Daily is currently a part-time independent contractor of WEI whose independent contractor agreement will be terminated prior to Closing and replaced with a full-time employment agreement with WEI upon terms and conditions acceptable to CP, J. Wade Mezey, Esq. is currently a part-time employee pursuant to an employment agreement with WEI whose employment agreement with WEI will be terminated prior to Closing and replaced with a full-time employment agreement with CP upon terms and conditions acceptable to CP, and Phil Bonnell is the new CEO of VDPI who will devote some, but not substantially all, of his time to the business operations and consulting obligations of VDPI.

     4.17 Compliance with Laws; Permits. WEI, VDPI and VDSI are not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of their business or the ownership of their properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of WEI, VDPI or VDSI. Without limiting the foregoing, WEI, VDPI, VDSI and their predecessors have been at all times in compliance with applicable state, federal and foreign franchise laws, rules and regulations. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance and exchange of any shares hereunder, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. WEI, VDPI and VDSI have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of WEI, VDPI and VDSI and believe they can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted in the future.

     4.18 Offering Valid. Assuming the accuracy of the representations and warranties of WEI, VDPI, VDSI and Exchangers contained in Section 4.23 hereof, the exchange and issuance of shares hereunder will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither WEI, VDPI, VDSI nor any agent on their behalf have solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the shares being exchanged hereunder to any person or persons so as to bring the exchange of such shares by WEI, VDPI, VDSI or Exchangers within the registration provisions of the Securities Act or any state securities laws.

     4.19 Full Disclosure. WEI, VDPI, VDSI and Exchangers have provided CP with all information requested by CP in connection with its decision to exchange shares hereunder, including all information WEI, VDPI, VDSI or Exchangers believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits or schedules hereto, nor any related agreement hereto contain any untrue statement of a material fact nor, to WEI's, VDPI's, VDSI's or Exchangers' knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     4.20 Minute Books. The minute books of WEI, VDPI and VDSI made available to CP contain an accurate and complete summary of all meetings of directors and stockholders since the time of incorporation.

     4.21 Insurance. WEI, VDPI and VDSI have general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to WEI, VDPI and VDSI. Schedule 4.21 attached hereto and made a party hereof sets forth the list and types of insurance policies that are and will be in place as of Closing for WEI, VDPI, and VDSI.

     4.22 Investment Representations. WEI, VDPI, VDSI and Exchangers understand that the CP Series B Preferred has not been registered under the Securities Act. WEI, VDPI, VDSI and Exchangers also understand that the CP Series B Preferred is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon WEI's, VDPI's, VDSI's and Exchangers' representations contained in this Agreement. WEI, VDPI, VDSI and Exchangers hereby represent and warrant as follows:

          (a) Exchangers Bear Economic Risk. Exchangers are capable of evaluating the merits and risks of its investment in CP and have the capacity to protect their own interests. Exchangers must bear the economic risk of this investment indefinitely unless the CP Series B Preferred is registered pursuant to the Securities Act, or an exemption from registration is available. Exchangers understand that the CP has no present intention of registering the CP Series B Preferred or any shares of its Common Stock. Exchangers also understand that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Exchangers to transfer all or any portion of the CP Series B Preferred under the circumstances, in the amounts or at the times Exchangers might propose.

          (b) Acquisition for Own Account. Exchangers are acquiring the CP Series B Preferred for their own account for investment only, and not with a view toward their distribution.

          (c) Exchangers Can Protect Their Interest. Exchangers represent that by reason of their business or financial experience, Exchangers have the capacity to protect their own interests in connection with the transactions contemplated in this Agreement, and any related agreements hereto. Further, Exchangers are aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (d) Accredited Investor. Exchangers represent that they are accredited investors within the meaning of Regulation D under the Securities Act.

          (e) Restricted Securities. Exchangers understand that the CP Series B Preferred will be characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Exchangers are familiar with Rule 144 of the Securities Act, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act. Exchangers understand that CP is under no obligation to register any of the CP Series B Preferred exchanged hereunder.

     4.23 Netword Agreements. WEI has, or will prior to Closing, enter into the Netword Agreements, which will be good, valid, binding and enforceable agreements pursuant to the terms thereof as set forth in Schedule 4.7(a) attached hereto and made a part hereof by this reference. The Netword Agreements will provide, among other things: (a) WEI with a valid and binding 39.9% ownership interest in the common stock of VDPI, (b) VDPI with exclusive right, title and interest in and to the Publishing Agreements (as defined below) and certain other intellectual property of Netword as described therein and as the Exchangers, WEI and VDSI deem reasonably necessary to continue operating their businesses as currently operated, in exchange for a Promissory Note in the amount of $460,000 from WEI to Netword payable over 5 years at an interest rate of 6% to be paid in equal monthly installments of principal and interest; (c) WEI with certain options, exercisable no later than March 1, 2011, to purchase the remaining 60.1% ownership rights of Netword in VDPI (and thereby, all of the rights to the Publishing Agreements and certain other intellectual property of Netword as described therein and as the Exchangers, WEI and VDSI deem reasonably necessary to continue operating their businesses as currently operated) for $4,000,000 (or, if Phil Bonnell dies before said option is exercised, an option to buy 60.1% of VDPI for between $2,000,000 and $4,000,000 based upon the fair market value of said interest at that time), and (c) WEI with exclusive licensing rights for up to six years of all of the rights to the Publishing Agreements and certain other intellectual property of Netword as described therein and as the Exchangers, WEI and VDSI deem reasonably necessary to continue operating their businesses as currently operated.

     4.24 Waldrop/Mezey/Berestynski Employment Agreements. WEI, Waldrop and Mezey will have terminated (or will prior to Closing terminate) any and all employment agreements existing between WEI, Waldrop and Mezey, and will enter into new employment agreements with CP in the form attached hereto as Schedule 3.21, and incorporated herein by this reference. VDSI and Berestynski will have terminated (or will prior to Closing terminate) any and all employment agreements existing between VDSI and Berestynski, and will enter into new employment agreements with VDSI in the form attached hereto as Schedule 3.21, and incorporated herein by this reference, which employment agreement will include a specific waiver or release by Berestynski of any and all rights she may have or hold to the issuance of common stock or other equity interest in or to VDSI's stock or other equities.

     4.25 VDPI Employee Medical Expense Payment Plan. Certain of VDPI's minutes indicate that VDPI has an employee medical expense payment plan. Notwithstanding this fact, no such plan has ever been adopted or implemented by VDPI, and CP shall have the right, without further duty or obligations to any employees of VDPI, to revoke, cancel or refuse to implement any such plan after closing, in CP's sole and absolute discretion.

     4.26 VDSI Employment Agreement with Jeff Blomstrom. VDSI has terminated any and all employment agreements it may have had with Jeff Blomstrom; Jeff Blomstrom is not an employee of WEI, VDPI, or VDSI; neither WEI, VDPI or VDSI owe any further duties or obligations to Jeff Blomstrom whatsoever; and WEI, VDPI and VDSI have no knowledge of any claims or other rights that Jeff Blomstrom may have or attempt in the future to assert by or against WEI, VDPI or VDSI.

     4.27 WEI Product Distribution Rights. WEI holds certain exclusive licensing rights, through VDPI, for print and audio distribution of products pursuant to a June 1994 contract between Charles Harrington Elster and Achievement Dynamics for the Verbal Advantage product line (the "Elster Agreement"), an April, 1995 contract between Leal Lowndes and Achievement Dynamics Corporation for the Conversational Skills and Conversation Course line of products (the Lowndes I Agreement"), a July 2003 contract between Leil Lowndes and Netword Publishing Inc. for the Love Advantage program (the "Lowndes II Agreement"), an August 14, 1995 contract between Wayne Gertmanian and Achievement Dynamics Corporation for the Everything is Negotiable product line (the "Gertmanian Agreement"), a March 1, 1995 contract between Richard Dowis and Richard Lederer and Achievement Dynamics Corporation for the Write Way grammar and usage product (the "Dowis/Lederer Agreement"), and a June 14, 2004 contract between Oasis Audio, LLC and Netword Publishing, Inc. for the AMR Conversational Language series of products (the "Oasis Agreement")(with the Elster Agreement, the Lowndes I Agreement, the Lowndes II Agreement, the Gertmanian Agreement, the Dowis/Lederer Agreement and the Oasis Agreement jointly and collectively referred to herein as the "Publishing Agreements"). WEI, VDPI, VDSI and Exchangers do hereby represent and warrant as to the Publishing Agreements as of Closing that: the Publishing Agreements are valid and enforceable agreements; VDPI is the exclusive owner of rights under the Publishing Agreements; WEI has obtained a valid and enforceable licensing agreement from VDPI for the exclusive publishing and distribution rights to the products under the Publishing Agreements (with the exception of the Holtzbrink Publishing, LLC rights as set forth in the next paragraph of this Agreement) for a period of no less than five years; there are no competitors or other parties with rights to publish or distribute the products under the Publishing Agreements that are materially significant competitors to VDPI's or WEI's rights to publish and distribute the products under the Publishing Agreements; the creators/authors of the products published and distributed under the Publishing Agreements recognize that VDPI, Netword Publishing and WEI are the only holders of rights to the products under the Publishing Agreements; the publishing and distribution rights under the Elster Agreement and the Lowndes II Agreement are valid for at least 50 years from the date of Closing; the publishing and distribution rights under the Oasis Audio Agreement are valid until 2011; and the publishing and distribution rights under the Lowndes I Agreement, the Gertmanian Agreement, and the Dowis/Lederer Agreement are valid until 2010.

     4.28 Verbal Advantage Infringement Matters. There are no cases of infringement or improper use or sale of the Verbal Advantage program or materials, other than isolated immaterial incidents of such use or sales that have been adequately addressed and prohibited by WEI, VDPI or VDSI such that any such use or sales have not and will not have a material adverse effect upon the financial performance and sales of WEI, VDPI or VDSI, or the respective goods or services sold by them. WEI has disclosed that Holtzbrink Publishers, LLC has a legal right to distribute Volumes 7 and 8 of the Verbal Advantage - Success Edition product through April 19, 2005, but that Holtzbrink has no other rights to publish or distribute any other volumes or version of the Verbal Advantage product line, and that such rights held by Holtzbrink Publishing, LLC have not and will not have a material adverse effect upon the financial performance and sales of WEI, VDPI or VDSI, or the respective goods or services sold by them.

5. PIGGYBACK RIGHTS. In the event CP files a registration statement under the Securities Act of 1933, as amended, with respect to shares of its common stock, prior to December 31, 2009, on a form appropriate for registering any of Exchangers common stock, CP shall give written notice to Exchangers prior to filing, and Exchangers shall have the right to request to have included such shares of CP's common stock as Exchangers then own (or will own prior to registration by conversion of their CP Series B Preferred into shares of CP's Common Stock) and as shall be specified in the request; provided, however, that the inclusion of such shares shall not interfere with CP's registration of its shares and that in no event shall CP be obligated to keep the prospectus with respect to such stock current for more than 30 days after the effective date of the registration statement; and provided, further, that all shares sold pursuant to the registration statements are effected within the 30 day period. If Exchangers do not make a request for registration within 20 days after receipt of notice from CP, CP shall have no obligation to include any shares of CP's common stock owned (or to be owned prior to registration by conversion of Exchangers CP Series B Preferred into shares of CP's Common Stock) by the Exchangers in the registration statement.

6.   INDEMNIFICATION AND SETOFF.

     6.1 General Indemnity from WEI/Exchangers. WEI and Exchangers agree to indemnify, defend and hold harmless CP and its respective successors and assigns (the "CP Indemnified Parties") from and against any Claims (hereinafter defined). Claims, as used in this paragraph, include any claims, damages, liabilities, penalties, actions, suits, proceedings, demands, assessments, costs and expenses, including reasonable attorneys' fees and expenses of investigation, incurred by any CP Indemnified Party (or WEI or any of WEI's subsidiaries after Closing) arising from or related to (i) any breach of any representation, warranty, covenant or agreement made by WEI or Exchangers to CP in this Agreement or any related agreement hereto, (ii) any suit, liability or obligation arising from or as a result of implementing the transactions contemplated hereby this Agreement, or (iii) any liability of WEI, VDPI or any of WEI's subsidiaries that arose as a result of actions or inactions of WEI or any of its subsidiaries prior to the Closing that were not revealed to CP prior to Closing or reflected in the WEI Financial Statements.

     6.2 General Indemnity from CP. CP agrees to indemnify, defend and hold harmless Exchangers and their respective successors and assigns (the "Exchanger Indemnified Parties") from and against any Claims (hereinafter defined). Claims, as used in this paragraph, include any claims, damages, liabilities, penalties, actions, suits, proceedings, demands, assessments, costs and expenses, including reasonable attorneys' fees and expenses of investigation, incurred by any Exchanger Indemnified Party arising from or related to (i) any breach of any representation, warranty, covenant or agreement made by CP to Exchangers in this Agreement or any related agreement hereto, or (ii) any liability that was not revealed to Exchangers prior to Closing or reflected in the CP Financial Statements.

     6.3 Setoff. Notwithstanding anything to the contrary set forth herein: (i) if any issues or problems arise with regard to the ownership by VDPI or Netword, the validity, binding effect, enforceability, or legal effect of the conveyances of publishing or other intellectual or proprietary property rights under the Netword Agreements, or the Netword Agreements are terminated before the end of their stated term, and as a result thereof, VDPI, WEI or VDSI lose their rights to exclusively distribute or sell any of the products held by VDPI or available for distribution or sale under the Publishing Agreements, CP may give written notice to the Exchangers of the loss of distribution or sale rights, specifying the product rights lost and product rights that need to be reinstated and recovered, and the Exchangers shall have thirty (30) days from the date of such written notice to cure the problem and recover and have reinstated the lost product rights upon substantially the same terms as those rights were previously held by VDPI, WEI or VDSI to the reasonable satisfaction of CP; (ii) if the Exchangers are unable to cure the problem within said thirty (30) day period, Exchangers shall promptly return to CP for cancellation the following proportionate percentages of their CP Series B Preferred Stock (and in the event Exchangers no longer own their CP Series B Preferred Stock, or sufficient shares of which to fulfill the setoff obligation set forth herein, Exchangers shall instead pay to CP an amount of cash equal to the number of shares that would have been forfeited hereunder times $1 per share) along with cash equal to 50% of the amount of all dividends or distributions paid upon such CP Series B Preferred Stock from the date such stock is issued to the Exchangers until the date of return and setoff for such stock, based upon the following percentage values of the lost rights to specific VDPI/WEI products:

     Product Lost                             Percentage of Stock Rights Lost
     ------------------------------------------------------------------------
     Verbal Advantage                                   40.0%
     Foreign Language Instructional Products             1.0%
     Conversation Course Products                        5.0%
     Love Advantage Products                             1.5%
     Everything is Negotiable Products                   0.5%
     Writing Products                                    1.0%
     Other Products                                      1.0%

(iii) For example, if the rights to the Verbal Advantage Program were lost, and Exchangers failed to cure such lost rights within thirty (30) days after notice is given by CP, Exchangers would promptly return to CP 880,000 shares of CP Series B Preferred Stock (2,200,000 x 40%), along with all dividends or distributions previously received by the Exchangers upon such stock. As a further example, if the rights to the Verbal Advantage Program and the Love Advantage products were lost, and Exchangers failed to cure such lost rights within thirty (30) days after notice is given by CP, Exchangers would promptly return to CP 913,000 shares of CP Series B Preferred Stock (2,200,000 x 41.5%), along with all dividends or distributions previously received by the Exchangers upon such stock.

     6.4 Other Indemnification Provisions. The foregoing indemnification and setoff provisions are in addition to, and not in derogation of, any other indemnification provisions in this Agreement or any related agreement hereto, or any contractual, statutory, equitable or common law remedy any party may have for the breach of any representation, warranty or covenant.

7.   CONDITIONS TO CLOSING.

     7.1 Conditions to CP's Obligations to Close. CP's obligations to close, exchange shares at Closing, and execute the other related agreements hereto at Closing, are subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by WEI and Exchangers hereunder shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and WEI and Exchangers shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.

          (b) Legal Investment. On the Closing Date, the issuance of the CP Series B Preferred and the exchange of same for the WEI Shares shall be legally permitted by all laws and regulations to which CP, WEI and Exchangers are subject.

          (c) Consents, Permits, and Waivers. CP, WEI and Exchangers shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the related agreements.

          (d) WEI Audit. WEI shall have completed a formal audit of its books, provided copies of such audit to and audited financial statements to CP, and the results of such audit shall have met the satisfaction of CP in its reasonable discretion.

          (e) Other Agreements. WEI shall have entered into the Netword Agreements in final, binding, valid and fully enforceable form, and provided original copies of same to CP prior to closing in the forms attached hereto as
Schedule 4.7(a). The employment agreements of Waldrop, Mezey and Berestynski shall have been terminated as set forth in Section 3.21 hereof, and new agreements shall have been entered into in final, binding, valid and fully enforceable form, and original copies of same have been provided to CP prior to closing in the forms attached hereto as 3.21.

          (f) Board of Directors. CP's Board of Directors shall, in its sole and absolute discretion, have approved the Agreement, the transactions set forth herein, and the related agreements.

          (g) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CP and its counsel, and CP and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     7.2 Conditions to Obligations of WEI and Exchangers. WEI and the Exchangers' obligations to close, exchange shares at Closing, and execute the other related agreements hereto at Closing, are subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by CP hereunder shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and CP shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.

          (b) Legal Investment. On the Closing Date, the issuance of the CP Series B Preferred Stock and the exchange of same for the WEI Shares shall be legally permitted by all laws and regulations to which CP, WEI and Exchangers are subject.

          (c) Consents, Permits, and Waivers. CP, WEI and Exchangers shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the related agreements.

8.   MISCELLANEOUS.

     8.1 Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity and the obligations provided herein or the performance hereunder shall be governed and interpreted according to the internal laws of the State of Nevada including its laws relating to statutes of limitation without regard to choice of law concerns or considerations. The parties hereby agree that any dispute regarding the interpretation or validity of, or otherwise arising out of, this Agreement shall be subject to the exclusive jurisdiction of the courts of Clark County, Nevada, and the parties hereto this agreement do hereby consent to the exclusive jurisdiction and venue of such courts for all such purposes.

     8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by CP, WEI, VDSI or Exchangers and the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of CP, WEI, VDSI or Exchangers pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by CP, WEI, VDSI or Exchangers hereunder solely as of the date of such certificate or instrument.

     8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares or CP Series B Preferred from time to time. No assignment of the rights granted and duties created hereunder shall be allowed without the prior written consent of all parties hereto, which consent may be withheld in any parties' sole and absolute discretion.

     8.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, any related agreements hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Upon execution by all parties hereto, this Agreement shall replace in its entirety that letter of intent between the parties hereto dated on or about October 19, 2004, and as subsequently amended multiple times to extend the due diligence period.

     8.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8.6 Amendment and Waiver.

          (a) This Agreement may be amended or modified only upon the written consent of CP, WEI and Exchangers.

          (b) The obligations of CP, WEI and Exchangers hereunder may be waived only with the written consent of all the parties hereto.

     8.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or any related agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any parties' part of any breach, default or noncompliance under this Agreement or any related agreement hereto on such party's part of any provisions or conditions of the Agreement or any related agreement hereto must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, any related agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     8.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the addresses as set forth on the signature page hereof or at such other address as the parties may designate by ten (10) days advance written notice to the other parties hereto.

     8.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

     8.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     8.11 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     8.13 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this section being untrue.

     8.14 Confidentiality. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or any related agreement, discussions or negotiations relating to this Agreement or any related agreement, the performance of its obligations hereunder or the ownership of the Shares or the CP Series B Preferred exchanged hereunder. The provisions of this section shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

     8.15 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed the SHARE EXCHANGE AGREEMENT as of the date set forth in the first paragraph hereof.


CP:                                          WEI AND EXCHANGERS:

COLLEGE PARTNERSHIP, INC.                    WALDROP ENTERPRISES, INC.


By: _______________________________          By: _______________________________

Name: _____________________________          Name: _____________________________

Title: ____________________________          Title: ____________________________
Address: __________________________          Address: __________________________
___________________________________          ___________________________________


                                             VISION DIRECT SERVICES, INC.


                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________
                                             Address: __________________________
                                             ___________________________________


                                             WILLIAM H. WALDROP

                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________
                                             Address: __________________________
                                             ___________________________________


                                             J. WADE MEZEY

                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________
                                             Address: __________________________
                                             ___________________________________


                                             LINDA M. BERESTYNSKI

                                             By: _______________________________

                                             Name: _____________________________

                                             Title: ____________________________
                                             Address: __________________________
                                             ___________________________________

                         LIST OF EXHIBITS AND SCHEDULES



Schedule 1.1       Draft Certificate of Designation for CP Series B Preferred
                   Stock

Schedule 3.4       CP Financial Statements

Schedule 3.12      CP Litigation/Litigation to be Commenced

Schedule 3.14      CP List of Employment Agreements

Schedule 3.21      New Employment Agreements of  Waldrop/Mezey/Berestynski

Schedule 4.5       WEI Financial Statements

Schedule 4.7(a)    Netword Agreements

Schedule 4.8       List of WEI, VDPI and VDSI Employee Agreements

Schedule 4.21      List of WEI, VDPI and VDSI Insurance Policies